UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2014

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Nevada	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 668-9567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information regarding the results of operations and financial condition of Rubicon Financial Incorporated (the “Registrant”) responsive to this Item 2.02, and contained in Exhibit 99.1 furnished herewith, is incorporated into this Item 2.02 by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On February 21, 2014, the Board of Directors of the Registrant concluded that the following financial statements of the Registrant could no longer be relied upon: (i) financial statements as of December 31, 2012, 2011, 2010, 2009 and 2008 and related auditors’ reports thereon, as well as related financial statement data for all years contained in the Registrant’s Annual Reports on Form 10-K for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, and (ii) quarterly financial statements contained in the Registrant’s Quarterly Reports on Form 10-Q for the quarters commencing on June 30, 2008 through September 30, 2013.

This conclusion, was reached after consideration of guidance received from the Securities and Exchange Commission and presentation to the Board of Directors by the Registrant’s management of the results of their investigation and analysis as to whether the accounting for the acquisition of the $2,403,671 customer list acquired as part of the June 2, 2008 acquisition of Grant Bettingen, Inc., now known as Newport Coast Securities, Inc. (the “Bettingen Acquisition”), should be accounted for and reported as an amortizable intangible asset with a five-year fixed life or non-amortized intangible asset with an indeterminable life, as originally reported, in the Registrant’s consolidated financial statements.  Management’s analysis was also discussed with Samyn & Martin, LLC (“S&M”), the Registrant’s independent registered public accounting firm.

The Registrant’s management has concluded that the above referenced customer list should have been accounted for and reported as an identifiable intangible asset – customer list and amortized over a five-year period for the periods from June 30, 2008 through June 30, 2013.  Pursuant to this conclusion, the financial statements included in the Registrant’s Annual Reports on Form 10-K for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, and for the three quarters of 2013 will be restated to correct this error as part of the filing of the Annual Report on Form 10-K for the year ended December 31, 2013, which is due on or about March 31, 2014.

The impact of the correction of the error noted above to the Registrant’s previously reported consolidated financial statements is summarized below:

Years ending December 31,	2008	2009	2010	2011	2012

Increase in net loss due to increase in amortization expense	$280,428	$480,734	$480,734	$480,734	$480,734

Decrease in Intangible asset	$280,428	$761,162	$1,241,897	$1,722,631	$2,203,365

Decrease in retained earnings	$280,428	$761,162	$1,241,897	$1,722,631	$2,203,365

With the remaining intangible asset as of December 31, 2012 equaling $200,307, which will be amortized during the first five months of 2013.  Net income for the nine months ended September 30, 2013 will be $200,307 lower than was originally reported due to the increase in amortization expense which will result in the Registrant reporting a net loss of $140,489 for the nine months ended September 30, 2013, as opposed to the net income of $59,818 previously reported.  The assets as of September 30, 2013 will be $2,403,671 lower because the intangible asset will be fully amortized and the retained earnings will be $2,403,671 lower.  As of September 30, 2013, retained earnings will be $(19,403,415) and total stockholders’ equity will be $(696,472).

The Registrant is continuing to evaluate the scope of any material weaknesses in its disclosure controls and internal control over financial reporting, but expects to report material weaknesses in connection with this restatement.

Revised unaudited consolidated financial statements are attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Unaudited Consolidated Financial Statements for the five years ended December 31, 2012 and Nine Months Ended September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By:	/s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr., Chief Executive Officer

Date: February 28, 2014